                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of April 22, 1994, between Triton Engineering Services Company, a Texas corporation (the "Company"), and Joseph E. Beall, an individual residing in Houston, Texas (the "Employee").

         WHEREAS, the Employee and the other shareholder of the Company have agreed to sell all the outstanding shares of common stock of the Company to Noble Drilling Corporation ("Buyer"); and

         WHEREAS, the Company desires to assure itself of the Employee's continued employment with the Company, and the Employee desires to continue in the employ of the Company, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

         1. Employment. The Company agrees to continue the Employee in its employ, and the Employee agrees to remain in the employ of the Company, for the period set forth in Paragraph 2, in the position and with the duties and responsibilities set forth in Paragraph 3 and upon the other terms and conditions herein provided.

         2. Term. The employment of the Employee by the Company as provided in Paragraph 1 shall be for a period commencing on the date of this Agreement through and ending on April 21, 1997, unless sooner terminated as herein provided (the "Employment Term").

         3.      Position and Duties.

         (a) The Employee shall serve the Company as President, and shall report to, and be subject to the general direction and control of, the Board of Directors of the Company. The Employee shall perform the duties as are from time to time assigned to him by the Company. The Employee also agrees to perform, without additional compensation, such other services for the Company and for any subsidiary or affiliate of the Company in which the Company has an interest, as the Board of Directors of the Company shall from time to time reasonably specify.

         (b) During the Employment Term, the Employee shall devote his full time, skill and attention to the business and affairs of the Company, and in furtherance of the business and affairs of the Company, to the extent necessary to discharge faithfully and efficiently the duties and responsibilities delegated and assigned to the Employee herein or pursuant hereto, except for usual, ordinary and customary periods of absence due to illness or other disability and six weeks of paid vacation per year. The foregoing shall not be construed as preventing the Employee from making investments in other businesses or enterprises provided such investments do not require the provision of substantial services by the Employee to the operations or affairs of such businesses or enterprises such that the provision thereof would interfere in any respect with the performance of the Employee's duties and responsibilities hereunder.

         (c) The Employee shall serve, if elected or appointed, as a director of the Company, as a director or officer of any subsidiary or affiliate of the Company, and as a member of any committee of the Board of Directors of the Company or any subsidiary or affiliate thereof. Any such service shall be without further compensation, except that Employee shall be paid such compensation, if any, as is paid to other directors (solely in their capacity as director) who are also employees of the Company or any subsidiary or affiliate thereof.

         (d) For purposes of this Section 3, an affiliate shall only include companies or entities controlled by the Company, and shall not include any other companies or entities controlled by or under common control with Buyer.

         4.      Compensation and Related Matters.

         (a) Base Salary. The Company shall pay to the Employee a minimum base salary ("Base Salary") of $200,000 per year. The Base Salary is to be payable in installments in accordance with the payroll policies of the Company in effect from time to time during the Employment Term. During the Employment Term, Employee shall be entitled to have his performance reviewed in accordance with the policies, practices and procedures of Buyer from time to time in effect for reviewing the compensation of executive officers of subsidiaries of Buyer, and such Base Salary may be increased if it is determined such increase is warranted.

         (b) Vacation. The Employee shall be entitled to six weeks paid vacation during each calendar year. The Employee agrees to use reasonable efforts to utilize his vacation at such time or times as are (i) consistent with the proper performance of his duties and responsibilities hereunder and
(ii) mutually convenient for the Company and the Employee.

         (c) Other Benefits. The Employee shall be entitled to other benefits in accordance with the policies, practices and procedures of the Company and its affiliates from time to time in effect, commensurate with the Employee's position. Without limiting the provisions of the immediately preceding sentence, the Employee shall be entitled to the following benefits at the sole expense of the Company:

                 (i) the purchase, prior to the closing of Buyer's purchase of the outstanding shares of common stock of the Company, of Employee's current automobile from the Company at the Company's book value at December 31, 1993; and

                 (ii) $5,000,000 of split-dollar life insurance currently in effect on the Employee's life, with the Employee to own such insurance policy and to have the right to choose the beneficiary or beneficiaries thereof.

         5.      Termination of Employment.

         (a) Death. The Employee's employment hereunder shall terminate automatically upon his death.

         (b) Disability. The Employee's employment hereunder shall terminate automatically upon the total and permanent disability (whether physical or mental) ("Disability") of the Employee, as determined by Employee's doctor, who shall be reasonably acceptable to Buyer.





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         (c)     Termination by Company.  The Company may terminate the
Employee's employment hereunder for Cause (as defined below). For purposes of this Agreement, "Cause" shall mean any of the following:

                 (i) conduct by the Employee that constitutes willful misconduct or gross negligence in the performance of his duties hereunder, continuing for ten (10) days after written notice of need to cure, if curable;

                 (ii) conduct by the Employee that constitutes fraud, dishonesty or a criminal act with respect to the Company;

                 (iii) embezzlement of funds or misappropriation of other property by the Employee from the Company or any subsidiary or affiliate thereof;

                 (iv) conviction of the Employee of a felony or of any other crime involving fraud, dishonesty or moral turpitude;

                 (v) the willful and continued failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from illness of or injury to the Employee or the Employee's physical or mental incapacity), after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Employee has not substantially performed his duties;

                 (vi) a material breach by the Employee of the Employee's obligations under Paragraph 3 (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company, and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or

                 (vii) the willful and material breach by the Employee of any of the material provisions of this Agreement.

         (d) Notice of Termination. Any termination of the Employee's employment hereunder by the Company (other than a termination pursuant to Paragraph 5(a)) shall be communicated by a Notice of Termination (as defined below) to the Employee. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) in the case of a termination for Disability or Cause, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) specifies the Date of Termination (as defined in Paragraph 5(e) below). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Disability or Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

         (e) Date of Termination. For purposes of this Agreement, "Date of Termination" shall mean the effective date of termination of the Employee's employment hereunder, which date shall be (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's





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employment is terminated because of his Disability, the date his Disability has prevented Employee from performing his duties hereunder for four (4) consecutive months, (iii) if the Employee's employment is terminated by the Company for Cause, the date on which the Notice of Termination is given, and
(iv) if the Employee's employment is terminated for any other reason, the date specified in the Notice of Termination, which date shall in no event be earlier than the date such notice is given.

         (f) Resignation. In the event of termination of the Employee's employment hereunder (for any reason other than the death of the Employee), the Employee agrees that if at such time he is a director or officer of the Company or any of its subsidiaries or affiliates, he will promptly deliver to the Company his written resignation from all such positions, such resignation to be effective as of the Date of Termination.

         6.      Obligations of Company Upon Termination of Employment.

         (a) Death or Disability. If the Employee's employment hereunder is terminated by reason of the Employee's death or Disability, the Company shall pay to the Employee's estate, in the case of death, and to the Employee or the Employee's estate, in the case of Disability, in a lump sum in cash within thirty (30) days after the Date of Termination, the Employee's Base Salary and any vested benefits to which he is entitled and reimbursements due through the Date of Termination, to the extent not theretofore paid.

         (b) Termination for Cause. If the Employee's employment hereunder is terminated for Cause, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Date of Termination, the Employee's Base Salary and any vested benefits to which he is entitled and reimbursements due through the Date of Termination, to the extent not theretofore paid, and, thereafter, the Company shall have no further obligations to the Employee under this Agreement, except as provided in Paragraph 15.

         (c) Termination by Employee. If the Employee's employment hereunder is terminated by the Employee, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Date of Termination, the Employee's Base Salary and any vested benefits to which he is entitled and reimbursements due through the Date of Termination, to the extent not theretofore paid.

         (d) Termination by Company Other Than for Cause. If the Employee's employment hereunder is terminated by the Company other than for the Employee's death, for Cause, for Disability or pursuant to the provisions of Paragraph 2, the Company shall pay to the Employee, in a lump sum in cash within thirty (30) days after the Date of Termination, the aggregate of the following amounts:

                 (i) the Employee's Base Salary and any vested benefits to which he is entitled and reimbursements due through the Date of Termination at the rate in effect hereunder at the time the Notice of Termination is given, to the extent not theretofore paid; and

                 (ii) the Employee's Base Salary at the rate in effect hereunder at the time the Notice of Termination is given through the remainder of the Employment Term;

provided, however, that if the Company fails to make any of the payments specified in subparagraph (i) above by the thirtieth (30th) day after the Date of Termination, the Employee's Base Salary shall continue to be earned through the date of payment.





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         (e)     Remedies.  The right to receive the payments and other
benefits provided for under this Paragraph 6 shall be the Employee's sole and exclusive remedy for the termination of his employment hereunder and shall be in lieu of any claim that he might otherwise have against the Company arising from such termination. Notwithstanding anything to the contrary herein, if termination of Employee's employment results from a breach of this Agreement by the Company, as determined by a court of competent jurisdiction, Employee shall be entitled to receive, as his sole and exclusive remedy and in lieu of any claim that he might otherwise have against the Company arising from such termination, the payments and other benefits to which he is entitled as a result of such breach, plus interest thereon and the fees and costs to which Employee is entitled under Paragraph 12.

         7.      Compliance With Other Agreements.

         (a) The Company represents and warrants to the Employee that the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action of the Company and do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument or obligation to which the Company is a party or by which it is bound.

         (b) The Employee represents and warrants to the Company that the execution, delivery and performance by the Employee of this Agreement do not and will not conflict with or result in a violation of any provision of, or constitute a default under, any contract, agreement, instrument or obligation to which the Employee is a party or by which he is bound.

         8.      Noncompetition and Related Matters.

         (a) During the Employment Term and for a period of two years following the termination of the Employment Term, the Employee shall not, directly or indirectly, for his own account or for the benefit of any other person, engage or participate in, or own any interest in, provide any financing for, perform any service for or act in any other capacity for any business or organization which engages or participates, directly or indirectly, in, any business or activity in the State of Texas or in any other area in which the Company, Buyer or any of either's subsidiaries or affiliates operates, that, in the good faith judgment of the Board of Directors of the Company, is in substantial and direct competition with the business of the Company, Buyer or any of either's subsidiaries or affiliates conducted by them during or at the termination of the Employment Term within any state in which the Company, Buyer or any of either's subsidiaries or affiliates is conducting or has conducted its business during the Employment Term.

         (b) During the two-year period commencing on the date of termination of the Employee's employment hereunder, the Employee shall not, directly or indirectly, for his own account or for the benefit of any other person:

                 (i) employ, solicit for employment or advise or recommend to any other person that such other person employ or solicit for employment, any employee of the Company or any of its subsidiaries or affiliates (other than any member of Employee's immediate family);

                 (ii) solicit or induce, or in any manner attempt to solicit or induce, any customer of the Company or any of its subsidiaries or affiliates (A) to cease being, or any prospective customer not to become, a customer of the Company or any of its subsidiaries or affiliates or





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         (B) to divert any business of such customer from the Company or any of its subsidiaries or affiliates; or

                 (iii) otherwise interfere with, disrupt or attempt to interfere with or disrupt the relationship, contractual or otherwise, between the Company or any of its subsidiaries or affiliates and any of their respective customers, clients, suppliers, consultants or employees.

         (c) The Employee regards the restrictions contained in this Paragraph 8 as reasonable in scope, duration and geographic territory and as designed to provide the Company with limited, legitimate and reasonable protection against subsequent diminution of the value of the business of the Company and its subsidiaries attributable to any actions of the Employee contrary to such restrictions. The Employee acknowledges that irreparable damage would occur in the event any of the provisions of this Paragraph 8 were breached and accordingly agrees that the Company shall be entitled (without being required to prove damages or furnish any bond or other security) to an injunction or injunctions to prevent breaches of the provisions of this Paragraph 8, and shall be entitled to enforce specifically the provisions of this Paragraph 8, in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which the Company may be entitled under this Agreement or at law or in equity. It is the intent and understanding of the parties hereto that if, in any action before any court or governmental entity legally empowered to enforce the provisions of this Paragraph 8, any term, restriction, covenant or promise in this Paragraph 8 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or governmental entity.
Further, during any period in which the Employee is in breach of any covenant contained in Paragraph 8(a), the time period of such covenant shall be extended for an amount of time that the Employee is in breach thereof.

         (d) Nothing contained in this Paragraph 8 shall be construed to prohibit the Employee from investing in stock or other securities of a corporation or other entity which has a class of equity securities listed on a national securities exchange or actively traded in the over-the-counter market, provided that the Employee shall not perform any services on behalf of, or in the operation of the affairs of, such corporation or other entity.

         (e) Nothing contained in this Paragraph 8 shall be construed to prevent the Employee from serving on the board of directors of any company not in competition with the Company, Buyer or any of either's subsidiaries or affiliates; provided, however, that any such directorship would be subject to prior approval by Buyer in accordance with Buyer's then existing policy and practice, which approval would not be unreasonably withheld.

         (f) The covenants of the Employee contained in this Paragraph 8 are ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Employee against the Company or any shareholder, director or officer of the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants of the Employee contained in this Paragraph 8.

         (g) The provisions of this Paragraph 8 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.





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         9.      Confidentiality.  The Employee recognizes and acknowledges that the Company's trade secrets and other confidential or proprietary information, as they may exist from time to time, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. Accordingly, during the Employment Term and thereafter without limitation of time, the Employee shall hold in strict confidence and shall not, directly or indirectly, disclose or reveal to any person, or use for his own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information of any kind, nature or description (whether or not acquired, learned, obtained or developed by the Employee alone or in conjunction with others) belonging to or concerning the Company or any of its subsidiaries, or any of their customers or clients or others with whom they now or hereafter have a business relationship, except (i) with the prior written consent of the Company duly authorized by its Board of Directors, (ii) in the course of the proper performance of the Employee's duties hereunder or
(iii) as required by applicable law or legal process. The Employee confirms that all such information constitutes the exclusive property of the Company. The provisions of this Paragraph 9 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

         10. Business Records. Given the secretive and competitive environment in which the Company does business and the fiduciary relationship that the Employee will have with the Company hereunder, the Employee agrees to promptly deliver to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all memoranda, notes, records, drawings, manuals and other documents (and all copies thereof and therefrom) in any way relating to the business or affairs of the Company or any of its subsidiaries or any of their clients, whether made or compiled by the Employee or furnished to him by the Company or any of its employees, customers, clients, consultants or agents, which the Employee may then possess or have under his control. The Employee confirms that all such memoranda, notes, records, drawings, manuals and other documents (and all copies thereof and therefrom) constitute the exclusive property of the Company. The obligation of confidentiality set forth in Paragraph 9 shall continue notwithstanding the Employee's delivery of any such documents to the Company. The provisions of this Paragraph 10 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

         11. Set Off. The Employee hereby grants to the Company the right to set off against, and authorizes the Company to deduct from, any payments to the Employee, or to his heirs, legal representatives or successors, provided for in this Agreement, any amounts which may be due and owing by the Employee to the Company, whether arising hereunder or otherwise.

         12. Attorneys' Fees and Costs. In the event there is any litigation between the parties hereto with respect to this Agreement, the prevailing party in such litigation shall be entitled to recover all attorneys' fees and costs incurred by such party in connection with such litigation.

         13. Injunctive Relief. In recognition of the fact that a breach by the Employee of any of the provisions of Paragraphs 8, 9 or 10 will cause irreparable damage to the Company for which monetary damages alone will not constitute an adequate remedy, the Company shall be entitled as a matter of right (without being required to prove damages or furnish any bond or other security) to obtain a restraining order, an injunction, an order of specific performance or other equitable or extraordinary relief from any court of competent jurisdiction restraining any further violation of such provisions by the Employee or requiring him to perform his obligations hereunder. Such right to equitable or extraordinary relief shall not be exclusive but shall be in addition to all other rights and remedies to which the Company may be entitled at law or in equity, including without limitation the





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
right to recover monetary damages for the breach by the Employee of any of the provisions of this Agreement.

         14. Jurisdiction and Venue. In respect of any action or proceeding arising out of or relating to this Agreement, each of the parties hereto consents to the jurisdiction and venue of any federal or state court located within Harris County, Houston, Texas, waives personal service of any and all process upon it or him, consents that all such service of process may be made by first class registered or certified mail, postage prepaid, return receipt requested, directed to it or him at the address specified in Paragraph 17, agrees that service so made shall be deemed to be completed upon actual receipt thereof and waives any objection to jurisdiction or venue of, and waives any motion to transfer venue from, any of the aforesaid courts.

         15. Survival. Neither the expiration nor the termination of the term of the Employee's employment hereunder shall impair the rights or obligations of either party hereto which shall have accrued hereunder prior to such expiration or termination. The provisions of Paragraphs 6, 8, 9 and 10, and the rights and obligations of the parties thereunder, shall survive the expiration or termination of the term of the Employee's employment hereunder.

         16. Source of Payments. All payments to the Employee provided in Paragraphs 4 and 6 shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. The Employee shall have no right, title or interest whatever in or to any investments that the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

         17. Notices. All notices, requests, demands and other communications required or permitted to be given or made hereunder by either party hereto shall be in writing and shall be deemed to have been duly given or made (i) when delivered personally, (ii) when sent by telefacsimile transmission or (iii) when deposited in the United States mail, first class registered or certified mail, postage prepaid, return receipt requested, to the party for which intended at the following addresses (or at such other addresses as shall be specified by the parties by like notice, except that notices of change of address shall be effective only upon receipt):





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                 If to the Company, at:

                          Triton Engineering Services Company
                          1201 Dairy Ashford
                          Houston, Texas  77079
                          Fax No. 713-556-9074

                 If to the Employee, at:

                          Joseph E. Beall
                          c/o Triton Engineering Services Company
                          1201 Dairy Ashford
                          Houston, Texas  77079
                          Fax No. 713-556-9074

         18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to such subject matter. The Employee and the Company expressly acknowledge and agree that the employment agreement dated January 1, 1993 between the Employee and the Company is superseded by and terminated effective upon the execution and delivery of this Agreement.

         19. Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that the Employee shall not assign or otherwise transfer this Agreement or any of his rights or obligations hereunder without the prior written consent of the Company (except that any rights that the Employee may have hereunder at the time of his death may be transferred by will or pursuant to the laws of descent and distribution). Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns, any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         20. Nonalienation of Benefits. The Employee shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any payments or other benefits provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or pursuant to the laws of descent and distribution.

         21. Amendment. This Agreement may not be modified or amended in any respect except by an instrument in writing signed by both of the parties hereto.

         22. Waiver. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to have the benefit thereof, but such waiver shall only be effective if evidenced by a writing signed by such party, and a waiver on one occasion shall not be deemed to be a waiver of the same or any other type of breach on a future occasion. No failure or delay by a party hereto in exercising any right or power hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or power.





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
         23. Authority. No person, other than pursuant to a resolution of the Board of Directors of the Company or a committee thereof, shall have authority on behalf of the Company to agree to modify, amend, or waive any provision of this Agreement or anything in reference thereto.

         24. Severability. If any provision of this Agreement is held to be unenforceable, (a) this Agreement shall be considered divisible, (b) such provision shall be deemed inoperative to the extent it is deemed unenforceable and (c) in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

         25. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         26. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect in any manner the meaning or interpretation of this Agreement.

         27. References. All references in this Agreement to Paragraphs, subparagraphs and other subdivisions refer to the Paragraphs, subparagraphs and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes" and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         28. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.





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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Employee has executed this Agreement, as of the date first set forth above.

                                  TRITON ENGINEERING SERVICES COMPANY



                                  By: /s/ CHARLES R. ERICKSON
                                    Name:   Charles R. Erickson
                                    Title:  Secretary

                                                                   "COMPANY"



                                  /s/ JOSEPH E. BEALL
                                  Joseph E. Beall

                                                                  "EMPLOYEE"





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